Exhibit 10.2 (ii)

[Translated from Hebrew]

S T A T E O F I S R A E L

MINISTRY OF NATIONAL INFRASTRUCTURES

Petroleum Unit

1 Nissan 5765

10 April 2005

Petroleum 2005-96

Mr. E. Roih

Zion Oil & Gas, Inc.

Yair Stern St.

Herzelia 46412

Dear Sir,

Re: Extension of Term of License 298/"Ma'anit-Joseph"

Your letter of 7 April 2005

Further to your request in the above-referenced letter, I hereby extend the term of License 298/"Ma'anit-Joseph" for an additional two years, i.e. through 30 April 2007.

During the period of the extension the company shall deepen the Ma'anit #1 well at least to the Mobilla formation and will perform the required tests. Not later than 4 months after the completion of the drilling, the company shall present a plan satisfactory to the Commissioner for the continuation of exploration in the License area.

Very truly yours,

/s/ - Ya'acov Minran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs